EXHIBIT 24.1

            RESIDENTIAL ACCREDIT LOANS, INC.

                   POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Nordeen and Teresa R. Farley, his true and lawful attorneys-in-fact and agents, with full power
of substitution and
resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Accredit Loans, Inc. (the "Company")) to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, as filed by the Company on or about July 24, 1996, and other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Signature                         Title                    Date



/s/ Chistopher J. Nordeen               President and Chief    July 22, 1996
   Christopher J. Nordeen               Executive Officer
                                       (Principal Executive
                                             Officer)


/s/ Davee L. Olson                     Director, Treasurer       July 22, 1996
   Davee L. Olson                       and Chief Financial
                                                   Officer (Principal
                                                   Financial Officer and
                                                   Principal Accounting
                                                   Officer)


/s/ Bruce J. Paradis                          Director         July 22, 1996
   Bruce J. Paradis


/s/ Dennis W. Sheehan, Jr.                         Director     July 22, 1996
   Dennis W. Sheehan, Jr.